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                                                                                                                         Exhibit 11
                                                Huntington Bancshares Incorporated
                                                 Computation of Earnings Per Share
                                           Years Ended December 31, 1994, 1993, and 1992

Year Ended December 31,                             1994                     1993                                    1992
                                              ---------------          ---------------                        ---------------
Net Income                                      $242,593,000             $236,912,000                           $161,046,000

Favorable Effect of Convertible Debt                 $71,000                 $102,000                               $145,000
                                              ---------------          ---------------                        ---------------

Fully Diluted Net Income                        $242,664,000             $237,014,000                           $161,191,000
                                              ===============          ===============                        ===============

Average Common Shares Outstanding                129,723,581              128,313,640                            126,425,920

Dilutive Effect of Stock Options
  Outstanding                                        773,497                1,257,727                              1,283,910

Dilutive Effect of Convertible Debt
  Outstanding                                        125,279                  180,939                                257,259
                                              ---------------          ---------------                        ---------------

Fully Diluted Shares Outstanding                 130,622,357              129,752,306                            127,967,089
                                              ===============          ===============                        ===============

Net Income per Common Share:
  No dilution                                          $1.87                    $1.85                                  $1.27
  Primary                                              $1.86                    $1.83                                  $1.26
  Fully diluted                                        $1.86                    $1.83                                  $1.26
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